Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655


                AMERICAN BILTRITE REPORTS SECOND QUARTER RESULTS


      WELLESLEY HILLS, MA, AUGUST 10, 2007 - American Biltrite Inc. (AMEX:ABL) reported its results for the second quarter of 2007 today. Net sales for the three months ended June 30, 2007 were $115.6 million, down 1.6% from $117.5 million in the second quarter of 2006. Net income for the three months ended June 30, 2007 was $1.1 million or $0.33 per share (basic and diluted) compared with net income of $1.0 million or $0.29 per share (basic and diluted) in the second quarter of 2006. For the six months ended June 30, 2007, American Biltrite's net income was $0.4 million, or $0.11 per share (basic and diluted), on net sales of $215.6 million, compared with net income of $1.5 million, or $0.43 per share (basic and diluted), on net sales of $229.2 million for the same period last year.

      Roger S. Marcus, Chairman of the Board, commented "While our bottom line showed considerable improvement over the first quarter and was modestly better than the second quarter of 2006, we are facing a very difficult economic environment. Congoleum's sales, as well as significant portions of our Canadian and Tape sales, are sensitive to the housing industry, and all three businesses had lower sales this quarter than in the second quarter of 2006. Cost reduction steps we have taken helped mitigate the impact of the lower sales on profitability. With retail conditions better than housing but far from robust, our Jewelry business, K&M Associates LP, grew second quarter net sales 14.9% over 2006 and improved its pre-tax results by $1.1 million compared with the same period last year, which was the primary driver of our improved overall results."

      In June 2007, American Biltrite's subsidiary Congoleum Corporation received a "comment letter" from the Securities Exchange Commission (SEC) indicating it had reviewed Congoleum's Annual Report on Form 10-K for the year ended December 31, 2006 and requesting supplemental information on Congoleum's accounting policies and disclosures related to asbestos liabilities, insurance settlements, and related costs. Congoleum filed a voluntary petition with the United States Bankruptcy Court in 2003 seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. Congoleum responded to the SEC comment letter on August 1, 2007. The SEC's review has not yet been concluded. American Biltrite's consolidated results contained in this press release include Congoleum's results, which Congoleum prepared in accordance with its existing accounting policies, which are consistent with those applied in the prior periods contained in this press release. American Biltrite cannot determine if it will be required to supplement its disclosures or restate or make other changes to its consolidated financial statements, including the financial statements contained in this press release, as a result of the SEC's review of Congoleum. To assure that its Quarterly Report on Form 10-Q for the period ended June 30, 2007 complies with any requirements arising from the SEC review of Congoleum, American Biltrite intends to delay its filing of that report until the SEC review process is completed and Congoleum has finalized its Quarterly Report on Form 10-Q for the period ended June 30, 2007. As a result, American Biltrite's Quarterly Report on Form 10-Q for the period ended June 30, 2007 may not be filed by the deadline for filing that report, August 14, 2007.

                             AMERICAN BILTRITE INC.

        RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006
                        ($000, except per share amounts)

                                        Three Months Ended            Six Months Ended
                                             June 30,                     June 30,
                                        2007           2006          2007           2006
                                    -----------    -----------   -----------    -----------

Net sales                           $   115,558    $   117,465   $   215,589    $   229,186

Cost of products sold                    86,058         88,279       160,253        171,643
Selling, general & administrative
   expenses                              24,975         25,177        48,229         49,567
                                    -----------    -----------   -----------    -----------

Income from operations                    4,525          4,009         7,107          7,976

Other expense, net                        3,311          2,800         6,751          5,956
Provision for (benefit from)
   income taxes                              63            232           (59)           479
Noncontrolling interest                     (20)             3           (25)           (13)
                                    -----------    -----------   -----------    -----------

Income from continuing
   operations                             1,131            980           390          1,528
Discontinued operation                       --             36            --            (26)
                                    -----------    -----------   -----------    -----------

Net income                          $     1,131    $     1,016   $       390    $     1,502
                                    ===========    ===========   ===========    ===========

Basic earnings per share:
Income per common share from
   continuing operations            $      0.33    $      0.28   $      0.11    $      0.44
Discontinued operation                       --           0.01            --          (0.01)
                                    -----------    -----------   -----------    -----------

Net income per share                $      0.33    $      0.29   $      0.11    $      0.43
                                    ===========    ===========   ===========    ===========

Diluted earnings per share:
Income per common share from
   continuing operations            $      0.33    $      0.28   $      0.11    $      0.44
Discontinued operation                       --           0.01            --          (0.01)
                                    -----------    -----------   -----------    -----------

Net income per share                $      0.33    $      0.29   $      0.11    $      0.43
                                    ===========    ===========   ===========    ===========

Weighted average number of
   common and equivalent shares
   outstanding
     Basic                            3,441,551      3,441,551     3,441,551      3,441,551
     Diluted                          3,442,346      3,471,200     3,442,326      3,469,869

                             AMERICAN BILTRITE INC.

        RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006
                                   BY SEGMENT
                                     ($000)

                                        Three Months Ended           Six Months Ended
                                             June 30,                    June 30,
                                        2007          2006          2007          2006
                                     ----------    ----------    ----------    ----------

Revenues from external customers

Flooring products                    $   57,541    $   58,743    $  106,856    $  115,980
Tape products                            25,804        28,587        49,922        54,710
Jewelry                                  17,143        14,924        30,733        30,008
Canadian division                        15,070        15,211        28,078        28,488
                                     ----------    ----------    ----------    ----------

Total revenues from external
   customers                         $  115,558    $  117,465    $  215,589    $  229,186
                                     ==========    ==========    ==========    ==========


Segment profit (loss) before taxes

Flooring products                    $      842    $      691    $      491    $      953
Tape products                              (242)        1,116          (663)        1,267
Jewelry                                     774          (289)          536          (118)
Canadian division                           295           415           382           675
Corporate expense[, net of
   intersegment net sales]                 (455)         (724)         (390)         (757)
                                     ----------    ----------    ----------    ----------

Total profit                         $    1,214    $    1,209    $      356    $    2,020
                                     ==========    ==========    ==========    ==========